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                                                                   EXHIBIT 23.01



               CONSENT OF ERNST & YOUNG LLP INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Concur Technologies 401(k) plan, of our reports: a) dated October 27, 1998 (except Note 18, as to which the date is December 9, 1998, with respect to the consolidated financial statements of Concur Technologies, Inc., (the Company); b) dated April 21, 1999, with respect to the financial statements of Seeker Software, Inc.; c) dated August 14, 1998, with respect to the financial statements of 7Software, Inc.; and d) dated June 30, 1999 with respect to the supplemental consolidated financial statements of the Company, all included in the Registration Statement Form S-1, effective with the Securities and Exchange Commission on July 23, 1999.



                                       /s/ ERNST & YOUNG LLP
                                       ----------------------
                                       ERNST & YOUNG LLP

Seattle, Washington
October 29, 1999